EXHIBIT 99.1

Contact:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES

2012 FOURTH QUARTER AND YEAR-END RESULTS

TUPELO, MISSISSIPPI (January 15, 2013) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its earnings results for the fourth quarter and year ended December 31, 2012. Net income for the fourth quarter of 2012 was $7.3 million as compared to $5.8 million for the fourth quarter of 2011. Basic and diluted earnings per share (EPS) were $0.29 for the fourth quarter of 2012, as compared to basic and diluted EPS of $0.23 for the fourth quarter of 2011. For the fourth quarter of 2012, net income and earnings per share were both up 26% as compared to the same period in 2011.

Net income for 2012 was $26.6 million as compared to $25.6 million for 2011. Both basic and diluted EPS were $1.06 for 2012 as compared to basic and diluted EPS of $1.02 for 2011. Net income and EPS for 2011 included pre-tax acquisition gains of $8.8 million in connection with the Company’s FDIC-assisted acquisition of American Bank and Trust of Roswell, Georgia, and

$570,000 associated with the Company’s acquisition of RBC’s Birmingham Trust operations. The Company did not record any acquisition-related gains in 2012.

“Our results for the fourth quarter of 2012 represent a strong finish to a successful year for Renasant as we experienced a 26% increase in EPS and net income as compared to the same period in 2011,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “Contributing to this strong performance during the fourth quarter of 2012 as compared to the fourth quarter of 2011, we increased net interest margin by 13 basis points and grew both net interest income and noninterest income. Also, loans increased for the 6th consecutive quarter. In addition, we continued to experience significant improvement in all of our major credit metrics throughout 2012.”

Total loans increased 9% to $2.810 billion at December 31, 2012, as compared to $2.581 billion at December 31, 2011. Loans not covered under FDIC loss-share agreements grew 15% to $2.573 billion at December 31, 2012, as compared to $2.242 billion at December 31, 2011.

Total deposits were $3.461 billion at December 31, 2012, as compared to $3.412 billion at December 31, 2011. The Company continued to improve its deposit mix as noninterest-bearing deposits grew 7% to approximately $568 million at December 31, 2012, as compared to the balance at December 31, 2011. Noninterest-bearing deposits now represent 17% of total average deposits for the fourth quarter of 2012, up from 16% of total average deposits for the fourth quarter of 2011. As a result of this continued improvement in funding mix, the Company’s cost of funds was 64 basis points for the fourth quarter of 2012 as compared to 92 basis points for the same quarter in 2011.

Total assets at December 31, 2012, were approximately $4.183 billion as compared to approximately $4.165 billion at September 30, 2012, and $4.202 billion at December 31, 2011.

At December 31, 2012, the Company’s tangible common equity ratio was 7.60%, Tier 1 leverage capital ratio was 9.86%, Tier 1 risk-based capital ratio was 12.85%, and total risk-based capital ratio was 14.13%. The Company’s capital ratios were all in excess of regulatory minimums required to be classified as “well-capitalized.” In addition, during 2012 and throughout the recent economic downturn, the Company maintained its annual dividend of $0.68, which equates to an approximate dividend yield of 3.50%.

Net interest income was $34.0 million for the fourth quarter of 2012 as compared to $32.6 million for the fourth quarter of 2011. Net interest margin was 3.97% for the fourth quarter of 2012, up 13 basis points, as compared to 3.84% for the fourth quarter of 2011.

Net interest income increased to $133.3 million for 2012 from $129.3 million for 2011. For 2012, net interest margin increased to 3.94% from 3.77% for 2011, or 17 basis points.

“The current interest rate and competitive banking environment continues to put pressure on any banking and financial service institution’s ability to grow net interest income and preserve net interest margin. Despite these pressures, we have grown net interest income and net interest margin on both a quarterly and year-over-year basis,” said McGraw. “As we continue our efforts to grow loans and improve our funding mix, we believe we will be able to increase net interest income while minimizing net interest margin compression.”

The Company’s noninterest income is derived from diverse lines of business which primarily consist of mortgage, wealth management and insurance revenue sources along with income from deposit and loan products. For the fourth quarter of 2012, noninterest income increased 40% to $18.0 million as compared to $12.9 million for the fourth quarter of 2011. Noninterest income for 2012 was $68.7 million as compared to $64.7 million for 2011. Excluding the aforementioned gain from the Company’s acquisitions, noninterest income increased $13.4 million, or 24%, for 2012 as compared to 2011.

Noninterest expense was $38.5 million for the fourth quarter of 2012 as compared to $32.4 million for the fourth quarter of 2011. Noninterest expense for 2012 was $150.5 million as compared to $137.0 million for 2011. The increase in noninterest expense during 2012 as compared to 2011, as well as on a quarter-over-quarter basis, was primarily due to costs associated with the Company’s new market expansions, increased health care costs, and commissions paid on increased mortgage loan originations.

At December 31, 2012, total nonperforming loans were $83.4 million and total other real estate owned (OREO) was $90.3 million. The Company’s nonperforming loans and OREO under loss-share agreements with the FDIC at December 31, 2012, were $53.2 million and $45.5 million, respectively. The remaining information in this release on nonperforming loans, OREO and the related asset quality ratios excludes the assets covered under loss-share agreements with the FDIC.

Nonperforming assets decreased 28.7% to $75.0 million at December 31, 2012, as compared to $105.0 million at December 31, 2011.

Nonperforming loans (loans 90 days or more past due and nonaccrual loans) decreased 13.5% to $30.2 million at December 31, 2012, as compared to $34.9 million at December 31, 2011. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total loans were 0.31% at December 31, 2012, as compared to 0.71% at December 31, 2011.

The Company recorded a provision for loan losses of $4.0 million and $18.1 million for the quarter and year ending December 31, 2012, respectively, as compared to $6.0 million and $22.4 million for the quarter and year ending December 31, 2011, respectively. Annualized net charge-offs as a percentage of average loans were 0.52% for the fourth quarter of 2012 as compared to 1.56% for the same quarter in 2011. Net charge-offs as a percentage of average loans for the year ending December 31, 2012, were 0.67% as compared to 0.91% for 2011.

The allowance for loan losses as a percentage of loans was 1.72% at December 31, 2012, as compared to 1.98% at December 31, 2011. The Company’s coverage ratio, or the allowance for loan losses as a percentage of nonperforming loans, increased to 147% at December 31, 2012, as compared to 138% on a linked quarter basis and 127% at December 31, 2011.

OREO was $44.7 million at December 31, 2012, as compared to $48.6 million at September 30, 2012, and $70.1 million at December 31, 2011. The Company continues to aggressively market the properties held in OREO as it sold approximately $30.4 million of OREO during 2012 and

$4.7 million during the fourth quarter of 2012. The Company has an additional $4.9 million of OREO under contract which is expected to close during the first quarter of 2013.

“As we move into 2013, we are excited about our many opportunities to build upon our success from 2012. We are well positioned to continue our positive trends which enhance our earnings potential through our strong team of community bankers and favorable banking markets. Additionally, we will continue to take advantage of external opportunities to expand our market share and cultivate new relationships,” commented McGraw.

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, January 16, 2013, through the Company’s website: www.renasant.com. The event will be archived on the Company’s website for one year. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 1-877-317-6016 in the United States and requesting the Renasant Corporation earnings call. International participants should dial 1-412-317-6016.

ABOUT RENASANT CORPORATION:

Renasant Corporation, a 108-year-old financial services institution, is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $4.2 billion and operates over 75 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2012				2011				Q4 2012 - Q4 2011	For the Year Ended December 31,
Statement of earnings	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Percent Variance	2012	2011	Percent Variance
Interest income -taxable equivalent basis	$41,135	$40,613	$41,487	$42,001	$42,430	$43,432	$45,291	$45,371	(3.05)	$165,236	$176,524	(6.39)
Interest income	$39,676	$39,154	$39,978	$40,505	$41,044	$41,981	$43,819	$43,843	(3.33)	$159,313	$170,687	(6.66)
Interest expense	5,723	6,022	6,568	7,662	8,471	9,070	11,153	12,707	(32.44)	25,975	41,401	(37.26)

Net interest income	33,953	33,132	33,410	32,843	32,573	32,911	32,666	31,136	4.24	133,338	129,286	3.13
Provision for loan losses	4,000	4,625	4,700	4,800	6,000	5,500	5,350	5,500	(33.33)	18,125	22,350	(18.90)

Net interest income after provision	29,953	28,507	28,710	28,043	26,573	27,411	27,316	25,636	12.72	115,213	106,936	7.74
Service charges on deposit accounts	4,774	4,818	4,495	4,525	4,483	4,751	5,036	4,841	6.49	18,612	19,111	(2.61)
Fees and commissions on loans and deposits	4,706	4,639	4,322	3,928	3,757	3,320	3,118	2,931	25.26	17,595	13,126	34.05
Insurance commissions and fees	1,042	848	842	898	820	849	792	837	27.07	3,630	3,298	10.07
Wealth management revenue	1,726	1,707	1,551	1,942	1,525	1,144	1,139	1,056	13.18	6,926	4,864	42.39
Securities gains (losses)	121	—	869	904	—	5,041	(258)	12	—	1,894	4,795	(60.50)
Gain on sale of mortgage loans	4,431	4,397	2,390	1,281	662	1,371	949	1,151	569.34	12,499	4,133	202.42
Gain on acquisition	—	—	—	—	—	570	—	8,774	—	—	9,344	(100.00)
Other	1,272	1,605	1,769	2,909	1,682	1,349	1,604	1,393	(24.38)	7,555	6,028	25.33

Total noninterest income	18,072	18,014	16,238	16,387	12,929	18,395	12,380	20,995	39.78	68,711	64,699	6.20
Salaries and employee benefits	21,261	21,221	19,871	18,649	16,232	17,493	16,173	16,237	30.98	81,002	66,135	22.48
Occupancy and equipment	3,518	3,882	3,582	3,615	3,533	3,434	3,367	3,218	(0.42)	14,597	13,552	7.71
Data processing	2,281	2,192	2,211	2,040	1,925	1,927	1,657	1,788	18.49	8,724	7,297	19.56
Debt extinguishment penalty	—	—	—	898	—	—	—	1,903	—	898	1,903	(52.81)
Merger-related expenses	—	—	—	—	—	326	—	1,325	—	—	1,651	(100.00)
Other real estate	3,787	2,440	3,370	3,999	3,357	6,336	2,122	3,511	12.81	13,596	15,326	(11.29)
Amortization of intangibles	333	341	349	358	366	351	510	515	(9.02)	1,381	1,742	(20.72)
Other	7,317	8,555	7,327	7,062	6,951	7,091	7,816	7,496	5.27	30,261	29,354	3.09

Total noninterest expense	38,497	38,631	36,710	36,621	32,364	36,958	31,645	35,993	18.95	150,459	136,960	9.86
Income before income taxes	9,528	7,890	8,238	7,809	7,138	8,848	8,051	10,638	33.48	33,465	34,675	(3.49)
Income taxes	2,247	853	1,893	1,835	1,348	2,316	2,294	3,085	66.69	6,828	9,043	(24.49)

Net income	$7,281	$7,037	$6,345	$5,974	$5,790	$6,532	$5,757	$7,553	25.75	$26,637	$25,632	3.92

Basic earnings per share	$0.29	$0.28	$0.25	$0.24	$0.23	$0.26	$0.23	$0.30	26.09	$1.06	$1.02	3.92
Diluted earnings per share	0.29	0.28	0.25	0.24	0.23	0.26	0.23	0.30	26.09	1.06	1.02	3.92
Average basic shares outstanding	25,129,932	25,114,672	25,110,709	25,078,996	25,061,122	25,061,068	25,059,081	25,052,126	0.27	25,108,652	25,058,381	0.20
Average diluted shares outstanding	25,259,048	25,220,887	25,149,360	25,138,213	25,183,114	25,180,923	25,182,503	25,172,410	0.30	25,174,992	25,186,131	(0.04)
Common shares outstanding	25,157,637	25,120,412	25,113,894	25,105,732	25,066,068	25,061,068	25,061,068	25,056,431	0.37	25,157,637	25,066,068	0.37
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.68	$0.68	—
Performance ratios
Return on average shareholders’ equity	5.80%	5.65%	5.19%	4.88%	4.71%	5.36%	4.84%	6.51%		5.38%	5.34%
Return on average shareholders’ equity, excluding amortization expense	5.97%	5.82%	5.36%	5.06%	4.89%	5.54%	5.11%	6.78%		5.56%	5.57%
Return on average assets	0.70%	0.69%	0.62%	0.57%	0.55%	0.63%	0.54%	0.69%		0.64%	0.60%
Return on average assets, excluding amortization expense	0.72%	0.71%	0.64%	0.59%	0.57%	0.65%	0.57%	0.72%		0.66%	0.63%
Net interest margin (FTE)	3.97%	3.94%	3.98%	3.85%	3.84%	3.92%	3.76%	3.55%		3.94%	3.77%
Yield on earning assets (FTE)	4.61%	4.63%	4.73%	4.71%	4.80%	4.96%	4.99%	4.93%		4.67%	4.92%
Cost of funding	0.64%	0.68%	0.74%	0.84%	0.92%	0.99%	1.17%	1.31%		0.72%	1.11%
Average earning assets to average assets	86.01%	85.62%	85.39%	84.88%	84.22%	83.95%	84.75%	84.16%		85.48%	84.28%
Average loans to average deposits	82.21%	81.34%	76.89%	75.45%	75.83%	76.23%	72.47%	70.20%		78.97%	73.64%
Noninterest income (less securities gains/losses) to average assets	1.73%	1.76%	1.50%	1.47%	1.23%	1.28%	1.18%	1.92%		1.60%	1.41%
Noninterest expense to average assets	3.71%	3.77%	3.58%	3.49%	3.08%	3.54%	2.96%	3.30%		3.64%	3.22%
Net overhead ratio	1.98%	2.01%	2.08%	2.01%	1.85%	2.26%	1.78%	1.38%		2.04%	1.81%
Efficiency ratio (FTE)	71.98%	73.44%	71.76%	72.19%	69.02%	70.05%	68.03%	67.08%		72.58%	68.54%

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2012				2011				Q4 2012 - Q4 2011	For the Year Ended December 31,
Average balances	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Percent Variance	2012	2011	Percent Variance
Total assets	$4,128,508	$4,078,333	$4,123,373	$4,222,376	$4,172,518	$4,142,851	$4,294,530	$4,423,088	(1.05)	$4,137,931	$4,257,244	(2.80)
Earning assets	3,551,026	3,491,941	3,521,099	3,583,957	3,514,110	3,478,054	3,639,696	3,722,419	1.05	3,536,921	3,588,195	(1.43)
Securities	665,578	682,123	793,353	813,826	745,398	796,957	863,735	881,808	(10.71)	738,365	821,532	(10.12)
Loans, net of unearned	2,827,922	2,754,017	2,647,321	2,614,000	2,594,820	2,577,539	2,575,890	2,556,572	8.98	2,711,253	2,577,185	5.20
Intangibles	191,086	191,442	191,788	192,429	192,611	191,574	191,320	191,740	(0.79)	191,612	191,776	(0.09)
Noninterest-bearing deposits	$564,440	$543,767	$531,209	$534,867	$523,807	$480,699	$468,170	$476,115	7.76	$543,628	$487,310	11.56
Interest-bearing deposits	2,839,709	2,812,140	2,886,878	2,897,750	2,854,146	2,880,248	3,072,809	3,148,481	(0.51)	2,858,938	2,988,208	(4.33)
Total deposits	3,404,149	3,355,907	3,418,087	3,432,617	3,377,953	3,360,947	3,540,979	3,624,596	0.78	3,402,566	3,475,518	(2.10)
Borrowed funds	175,876	177,016	168,856	238,937	260,672	259,387	261,060	290,201	(32.53)	190,096	267,726	(29.00)
Shareholders’ equity	499,088	495,220	492,164	492,092	487,752	483,121	476,896	470,875	2.32	494,739	479,717	3.13
Asset quality data
Assets not subject to loss share:
Nonaccrual loans	$26,881	$29,677	$26,099	$26,999	$31,154	$40,363	$42,331	$46,406	(13.72)	$26,881	$31,154	(13.72)
Loans 90 past due or more	3,307	2,358	3,864	3,435	3,760	8,674	9,646	10,839	(12.05)	3,307	3,760	(12.05)

Nonperforming loans	30,188	32,035	29,963	30,434	34,914	49,037	51,977	57,245	(13.54)	30,188	34,914	(13.54)
Other real estate owned	44,717	48,568	58,384	64,931	70,079	72,765	68,384	71,415	(36.19)	44,717	70,079	(36.19)

Nonperforming assets not subject to loss share	$74,905	$80,603	$88,347	$95,365	$104,993	$121,802	$120,361	$128,660	(28.66)	$74,905	$104,993	(28.66)

Assets subject to loss share:
Nonaccrual loans	$53,186	$64,080	$65,386	$78,418	$88,034	$84,426	$78,780	$78,909	(39.58)	$53,186	$88,034	(39.58)
Loans 90 past due or more	—	—	199	1,397	1,134	12,222	10,619	7,817	(100.00)	—	1,134	(100.00)

Non-performing loans subject to loss share	53,186	64,080	65,585	79,815	89,168	96,648	89,399	86,726	(40.35)	53,186	89,168	(40.35)
Other real estate owned	45,534	41,615	37,951	35,461	43,156	44,021	59,802	59,036	5.51	45,534	43,156	5.51

Nonperforming assets subject to loss share	$98,720	$105,695	$103,536	$115,276	$132,324	$140,669	$149,201	$145,762	(25.40)	$98,720	$132,324	(25.40)

Net loan charge-offs (recoveries)	$3,722	$5,335	$4,097	$4,964	$10,192	$4,539	$5,284	$3,410	(63.48)	$18,118	$23,425	(22.66)
Allowance for loan losses	44,347	44,069	44,779	44,176	44,340	48,532	47,571	47,505	0.02	44,347	44,340	0.02
Nonperforming loans / total loans*	1.17%	1.26%	1.25%	1.33%	1.56%	2.22%	2.38%	2.61%		1.17%	1.56%
Nonperforming assets / total assets*	1.79%	1.94%	2.15%	2.28%	2.50%	2.94%	2.83%	2.91%		1.79%	2.50%
Allowance for loan losses / total loans*	1.72%	1.74%	1.87%	1.94%	1.98%	2.20%	2.18%	2.17%		1.72%	1.98%
Allowance for loan losses / nonperforming loans*	146.90%	137.57%	149.45%	145.15%	127.00%	98.97%	91.52%	82.99%		146.90%	127.00%
Annualized net loan charge-offs / average loans*	0.52%	0.77%	0.62%	0.76%	1.56%	0.70%	0.82%	0.54%		0.67%	0.91%
Balances at period end
Total assets	$4,182,781	$4,164,606	$4,112,377	$4,176,490	$4,202,008	$4,136,474	$4,259,200	$4,422,164	(0.46)	$4,182,781	$4,202,008	(0.46)
Earning assets	3,588,371	3,595,576	3,510,654	3,551,252	3,528,980	3,480,982	3,585,441	3,724,108	1.68	3,588,371	3,528,980	1.68
Securities	674,078	680,679	676,721	834,419	796,341	718,881	833,710	880,382	(15.35)	674,078	796,341	(15.35)
Mortgage loans held for sale	34,845	39,131	25,386	25,216	28,222	24,739	11,511	9,399	23.47	34,845	28,222	23.47
Loans not subject to loss share	2,573,165	2,539,618	2,392,349	2,281,957	2,241,622	2,204,955	2,185,490	2,190,376	14.79	2,573,165	2,241,622	14.79
Loans subject to loss share	237,088	260,545	289,685	318,089	339,462	359,813	377,149	386,811	(30.16)	237,088	339,462	(30.16)
Total loans	2,810,253	2,800,163	2,682,034	2,600,046	2,581,084	2,564,768	2,562,639	2,577,187	8.88	2,810,253	2,581,084	8.88
Intangibles	190,925	191,258	191,618	191,968	192,326	192,755	191,086	191,581	(0.73)	190,925	192,326	(0.73)
Noninterest-bearing deposits	$568,214	$554,581	$539,237	$535,955	$531,910	$493,130	$458,686	$486,676	6.83	$568,214	$531,910	6.83
Interest-bearing deposits	2,893,007	2,841,447	2,866,959	2,937,211	2,880,327	2,849,225	3,018,733	3,158,198	0.44	2,893,007	2,880,327	0.44
Total deposits	3,461,221	3,396,028	3,406,196	3,473,166	3,412,237	3,342,355	3,477,419	3,644,874	1.44	3,461,221	3,412,237	1.44
Borrowed funds	164,705	222,907	169,979	171,753	254,709	262,569	263,067	260,149	(35.34)	164,705	254,709	(35.34)
Shareholders’ equity	498,208	496,824	491,534	489,611	487,202	487,401	480,135	473,354	2.26	498,208	487,202	2.26
Market value per common share	$19.14	$19.61	$15.71	$16.28	$15.00	$12.73	$14.49	$16.98	27.60	$19.14	$15.00	27.60
Book value per common share	19.80	19.78	19.57	19.50	19.44	19.45	19.16	18.89	1.89	19.80	19.44	1.89
Tangible book value per common share	12.21	12.16	11.94	11.86	11.76	11.76	11.53	11.25	3.83	12.21	11.76	3.83
Shareholders’ equity to assets (actual)	11.91%	11.93%	11.95%	11.72%	11.59%	11.78%	11.27%	10.70%		11.91%	11.59%
Tangible capital ratio	7.60%	7.69%	7.65%	7.47%	7.35%	7.47%	7.11%	6.66%		7.60%	7.35%
Leverage ratio	9.86%	9.90%	9.68%	9.38%	9.44%	9.48%	9.10%	8.77%		9.86%	9.44%
Tier 1 risk-based capital ratio	12.85%	12.73%	13.14%	13.32%	13.32%	13.63%	13.58%	13.59%		12.85%	13.32%
Total risk-based capital ratio	14.13%	14.00%	14.39%	14.58%	14.58%	14.89%	14.83%	14.84%		14.13%	14.58%

*	Based on assets not subject to loss share

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

Loans not subject to loss share by category	2012				2011				Q4 2012 - Q4 2011 Percent Variance	For the Year Ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2012	2011	Percent Variance
Commercial, financial, agricultural	$306,250	$299,774	$280,515	$263,720	$260,288	$247,950	$243,343	$250,889	17.66	$306,250	$260,288	17.66
Lease financing	190	217	245	302	328	350	393	458	(42.07)	190	328	(42.07)
Real estate -construction	104,058	103,522	73,109	67,223	74,159	75,690	77,224	71,559	40.32	104,058	74,159	40.32
Real estate - 1-4 family mortgages	829,975	801,612	771,161	738,765	716,704	712,871	720,451	730,860	15.80	829,975	716,704	15.80
Real estate -commercial mortgages	1,275,482	1,275,386	1,208,057	1,153,423	1,130,143	1,106,037	1,081,801	1,073,561	12.86	1,275,482	1,130,143	12.86
Installment loans to individuals	57,210	59,107	59,262	58,524	60,000	62,057	62,278	63,049	(4.65)	57,210	60,000	(4.65)

Loans, net of unearned	$2,573,165	$2,539,618	$2,392,349	$2,281,957	$2,241,622	$2,204,955	$2,185,490	$2,190,376	14.79	$2,573,165	$2,241,622	14.79

Loans subject to loss share by category
Commercial, financial, agricultural	$10,800	$11,282	$12,758	$15,206	$17,803	$19,196	$24,233	$22,964	(39.34)	$10,800	$17,803	(39.34)
Lease financing	—	—	—	—	—	—	—	—	—	—	—	—
Real estate -construction	1,648	1,932	6,093	6,202	7,076	10,811	10,318	13,847	(76.71)	1,648	7,076	(76.71)
Real estate - 1-4 family mortgages	73,448	81,784	91,605	99,769	107,923	114,228	119,508	123,770	(31.94)	73,448	107,923	(31.94)
Real estate -commercial mortgages	151,161	165,494	179,160	196,754	206,492	215,370	222,876	226,038	(26.80)	151,161	206,492	(26.80)
Installment loans to individuals	31	53	69	158	168	208	214	192	(81.55)	31	168	(81.55)

Loans, net of unearned	$237,088	$260,545	$289,685	$318,089	$339,462	$359,813	$377,149	$386,811	(30.16)	$237,088	$339,462	(30.16)